UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 5, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 5, 2017, there was a change in control of Experience Art and Design, Inc., a corporation organized under the laws of the State of Nevada (the "Company").

In accordance with a mutually agreed upon transaction by and between the Company, Matthew Dwyer a majority shareholder (“Dwyer”), and Eugene Caiazzo an individual (“Caiazzo”) and controlling shareholder of Bahamas Development Corporation. (“BDCI”) and Gary Brown an individual (“Brown”) a Director of BDCI. The Company has unanimously agreed via its Board of Directors to appoint Caiazzo Director and CEO of the Company and appoint Brown a Director of the Company.

Caiazzo was issued an aggregate 5 million shares of Series A Preferred Convertible Preferred stock of the Company as of July 5, 2017.

Therefore, in accordance with the transaction, the Company further accepted the resignation of Matthew Dwyer, as Director, Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer effective July 5, 2017. Simultaneously, the Board of Directors appointed Caiazzo and Brown as members of the Board of Directors and Caiazzo as Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer of the Company.

Eugene Caiazzo – serves as Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer and Director for the Company

As of March 1, 2016, Mr. Caiazzo has accepted the responsibility of President for Native Outfitters, a Performance Apparel Company.  In his first 4 months of leadership, the Company has doubled its output capacity, and looks to triple it by the end 2017.  While Mr. Caiazzo was a neophyte to the garment industry, his business acumen has proved invaluable to Native, production and sales increases combined with reductions of overheads, have allowed the Company to set all-time records for sales and profitability.  In addition, for over 30 years Mr. Caiazzo has been involved with international Sales, Marketing and procurement of a wide-range of products, from beverages and consumer electronics to computer peripherals much more.  He possesses the following geographical expertise as: sales and marketing in CALA (Caribbean & Latin American) region and the US, and a long history of both US and Asian procurement.  Mr. Caiazzo has been directly and indirectly associated with world-class companies such as, Coca-Cola, Panasonic, Sony, Hewlett-Packard, Arrow Electronics and Avnet, just to name a few.  This diverse Corporate and regional/global expertise, should serve the company well.

Mr. Caiazzo attended Rutgers University and Majored in Philosophy through 1982, after which he began his international career.

Gary Brown – serves as a Director for the Company

During the past twenty-five plus years, Mr. Brown has been involved in organizational leadership and management. Since 2005 to present date, Mr. Brown has been employed with the Department of Defense, as a Deputy Director in Operations Management, pursuant to which his duties include, but are not limited to, the following: (i) working with various upper executive management in operations management and support; (ii) preparing and providing security operating procedures and material; (iii) maintaining and developing leadership structures within the organization; (iv) coordinating visits by foreign nationals to governmental installations and other secure contract facilities; (v) coordinating cross functional agencies supporting mission needs and milestones; and (vi) financial management as well as budget distribution and execution.

Additionally, from 1982 to 2015, Mr. Brown served as a member of the United States Armed Forces both in the U.S. Army and U.S. Air Force Reserves. Mr. Brown’s duties included, but were not limited to, the following: (i) development and execution of multi-million dollar budget; (ii) development of organization policies and procedure; (iii) synergy with upper level management to identify and implement efficiency opportunities; (iv) equipment acquisition and management; (v) orchestrated efforts with other organizations and sister services; and (vi) personnel development and management.

Mr. Brown earned a Master of Science degree in Organizational Leadership and Management coupled with a Certificate in Executive Leadership in 2015 as well as a Bachelor of Arts degree in Communication in 2013 combined with Certificates in Leadership and Conflict Management from Regis University located in Denver, Colorado.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Officer/Director or 5% or Greater Beneficial Owner	Amount and Nature of Beneficial Ownership of Convertible Series A Preferred Shares	Percentage after conversion Class (1)
Eugene Caiazzo, Director and CEO, Secretary, CFO 7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	5,000,000	60%
Directors and Executive Officers as a Group (1)	5,000,000	60%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: July 5, 2017	/s/Matthew Dwyer
Matthew Dwyer
Chief Executive Officer